UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2010

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(Address of principal executive offices)

703-287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

COFACE Facility Agreement

On October 4, 2010, our indirect wholly owned subsidiary, Iridium Satellite LLC (“Iridium Satellite”), entered into a COFACE Facility Agreement (the “Facility Agreement”), which provides for borrowings up to $1.8 billion, with (i) a syndicate of bank lenders, including Deutsche Bank AG (Paris Branch), Banco Santander SA, Société Générale, Natixis, Mediobanca International (Luxembourg) S.A., BNP Paribas, Crédit Industriel et Commercial, Intesa Sanpaolo S.p.A. (Paris Branch) and Unicredit Bank Austria AG, (ii) Deutsche Bank Trust Company Americas as the security agent and U.S. collateral agent and (iii) Société Générale as the COFACE agent. We are also a party to the Facility Agreement as Iridium Satellite’s parent, and seven of our other direct and indirect wholly owned subsidiaries, Iridium Holdings LLC (“Iridium Holdings”), SE Licensing LLC, Iridium Carrier Holdings LLC, Iridium Carrier Services LLC, Syncom-Iridium Holdings Corp., Iridium Constellation LLC and Iridium Government Services LLC, are also parties to the Facility Agreement as obligors. Ninety-five percent of the principal and interest under the Facility Agreement is insured by Compagnie Francaise d’Assurance pour le Commerce Exterieur, the French export credit agency (“COFACE”). The facility is comprised of two tranches:

•	Tranche A – $1,537,500,000 at a fixed rate of 4.96%; and

•	Tranche B – $262,500,000 at a floating rate equal to the London Interbank Offer Rate (“LIBOR”) plus 1.95%.

Iridium Satellite will also pay a commitment fee of 0.80% per year, in semi-annual installments, on the undrawn portion of the facility. In addition, pursuant to separate fee letters entered into at the same time as the Facility Agreement, Iridium Satellite will be required to pay arrangement fees to the syndicate banks totaling approximately $46 million upon the earliest of (i) the date funds are first drawn under the facility, (ii) 30 days after we comply with all conditions precedent to the drawing of funds, or (iii) 90 days after we executed the Facility Agreement.

Funds drawn under the facility may only be used for (i) 85% of the amount of future payments under Iridium Satellite’s full scale development contract with Thales Alenia Space (“Thales”) for construction of satellites for Iridium NEXT, our planned next-generation satellite constellation, and reimbursment to Iridium Satellite for 85% of the amounts it has already paid to Thales under the previously reported authorization to proceed, (ii) the premium for the COFACE insurance and (iii) capitalization of a substantial portion of the interest during a portion of the construction and launch phase of Iridium NEXT.

Scheduled semi-annual principal repayments will begin six months after the earlier of (i) the launch of a specified number of satellites or (ii) September 30, 2017. During this repayment period, interest will be paid on the same date as the principal repayments. Prior to the repayment period, interest payments will be due on a semi-annual basis beginning six months from the date funds are first drawn under the facility, although as described above a portion of the interest may be capitalized when due. The facility will mature seven years after the first repayment date.

Our obligations under the facility are secured on a senior basis by a lien on substantially all of our assets and those of Iridium Satellite and the other obligors (except to the extent prohibited by law). As a condition precedent to the initial drawing of funds under the Facility Agreement, we and our subsidiaries that are parties to the Facility Agreement will be required to enter into a security agreement, a pledge agreement and other agreements to enable the lenders to perfect their security over our assets.

The Facility Agreement includes restrictions on our ability to voluntarily prepay and requirements that we prepay under certain circumstances. The Facility Agreement also contains standard representations, conditions precedent to drawing of funds, events of default and covenants, including financial performance covenants.

Agreements with Motorola, Inc.

On October 1, 2010, we, together with Iridium Satellite and Iridium Holdings, entered into a Settlement Agreement (the “Settlement Agreement”) with Motorola, Inc. (“Motorola”), to fully and finally settle litigation filed by Motorola against Iridium Satellite and Iridium Holdings in the Circuit Court of Cook County, Illinois, County Department—Chancery Division (captioned Motorola, Inc. vs. Iridium Satellite LLC and Iridium Holdings LLC, Docket No. 10 CH 05684). Pursuant to the Settlement Agreement, which contains no admission of liability by any party, and certain ancillary agreements described below, Iridium Satellite will pay Motorola $46 million, in consideration of payment of debt of $15.4 million otherwise due this year, as reflected on our financial statements as of June 30, 2010, expanded intellectual property licenses, the conversion of existing intellectual property licenses from being royalty-based to prepaid, transfer to us of ownership of certain intellectual property rights and termination of Motorola’s rights to distributions and payments based on the value of our company upon certain “triggering events”. Of the total $46 million, we paid $23 million contemporaneously with the execution of the Settlement Agreement and the remaining $23 million is reflected in a Promissory Note Iridium Satellite issued to Motorola, which bears interest at the rate of 10% per annum and matures on December 31, 2011. The Promissory Note is secured by a security interest in Iridium Satellite’s accounts receivable and Iridium Satellite’s principal operating account, and is guaranteed by Iridium Holdings and by us.

In conjunction with the execution of the Settlement Agreement, Iridium Satellite and Motorola terminated that certain Senior Subordinated Term Loan Agreement dated December 11, 2000 by and between them. Iridium Satellite, Iridium Holdings and Motorola also amended and restated that certain Transition Services, Products and Asset Agreement, also dated as of December 11, 2000, to eliminate provisions which by completion or passage of time were deemed unnecessary. Our insurance requirements and Motorola’s de-orbit rights under the Amended and Restated Transition Services, Products and Asset Agreement remain materially unchanged.

In addition, Iridium Satellite and Motorola entered into a System Intellectual Property Rights Amendment and Agreement and a Supplemental Subscriber Equipment Technology Amendment and Agreement. Pursuant to those two agreements, we broadened our existing licenses to certain Motorola intellectual property for use with our current satellite constellation and subscriber equipment, and we received licenses to such intellectual property for use with Iridium NEXT and future subscriber equipment. Previously, the Subscriber Equipment Technology Agreement (Manufacturing), required payment of a royalty equal to 2% of the manufacturing costs of subscriber equipment. Under the two new agreements, all of our licenses from Motorola are now fully paid-up and royalty-free.

Item 1.02	Termination of a Material Definitive Agreement

Reference is made to Item 1.01 above regarding the Settlement Agreement and certain ancillary agreements and contract terminations with Motorola.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Reference is made to Item 1.01 above regarding the Settlement Agreement and certain ancillary agreements with Motorola.

Item 7.01	Regulation FD Disclosure

In connection with our entry into the Facility Agreement as described in Item 1.01, on October 4, 2010, we issued a press release which is attached hereto as Exhibit 99.1.

In connection with our entry into the Settlement Agreement as described in Item 1.01, on October 1, 2010, we issued a press release which is attached hereto as Exhibit 99.2.

Information contained herein, including Exhibits 99.1 and 99.2, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated October 4, 2010.

99.2	Press release dated October 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date:	October 5, 2010	By:	/s/ THOMAS J. FITZPATRICK
			Name:	Thomas J. Fitzpatrick
			Title:	Chief Financial Officer